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                                                                  Exhibit 4.a.


                 AMENDMENT NO. 4 TO SECOND AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


         AMENDMENT NO. 4, dated March 14, 2003, by and among Congress Financial Corporation (Central), in its capacity as agent (in such capacity, "Agent") acting for and on behalf of Lenders (as hereinafter defined), Huffy Corporation ("Huffy"), Huffy Service First, Inc. ("HSFI"), American Sports Design Company ("American"), Gen-X Sports Inc., formerly known as HSGC, Inc. ("Gen-X") and Gen-X Sports Canada Inc., as successor by amalgamation with HSGC Canada, Inc. ("Canadian Borrower" and together with Huffy, HSFI, American and Gen-X, each individually, a "Borrower" and collectively, the "Borrowers"), Huffy Risk Management, Inc. ("HRMI"), HCAC, Inc., formerly known as True Temper Hardware Company ("HCAC"), Hufco-Delaware Company, formerly known as Gerry Baby Products Company ("Hufco-Delaware"), Huffy Sports, Inc., formerly known as Gerry Wood Products Company ("Huffy Sports"), McCalla Company ("McCalla"), Creative Retail Services, Inc. ("Creative"), Creative Retail Services (Canada), Inc. ("Creative Canada"), Gen-X Sports Outlet Inc., formerly known as 1489055 Ontario Limited ("Outlet"), Tommy Armour Golf Company ("Armour"), Lamar Snowboards Inc. ("Lamar"), Gen-X Sports Sarl ("Gen-X Swiss"), Gen-X Sports Ltd. ("Limited"), First Team Sports, Inc. ("First Team"), Hespeler Hockey Holding, Inc. ("Hespeler"), and Lehigh Avenue Property Holdings, Inc. ("Lehigh" and together with HRMI, HCAC, Hufco-Delaware, Huffy Sports, McCalla, Creative, Creative Canada, Outlet, Armour, Lamar, Gen-X Swiss, Limited, First Team and Hespeler, each individually a "Guarantor" and collectively, "Guarantors").

                              W I T N E S S E T H :
                              - - - - - - - - - -

         WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Second Amended and Restated Loan and Security Agreement, dated as of September 19, 2002, by and among Agent, Borrowers, Guarantors and the financial institutions party thereto as lenders (each individually, a "Lender" and collectively, "Lenders"), whether by execution thereof or of an Assignment and Acceptance, as amended by Amendment No. 1 to Second Amended and Restated Loan and Security Agreement, dated as of November 20, 2002, Amendment No. 2 to Second Amended and Restated Loan and Security Agreement, dated as of December 31, 2002 and Amendment No. 3 to Second Amended and Restated Loan and Security Agreement, dated as of January 31, 2003 (as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced the "Loan Agreement", and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements");

         WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders consent to the incurrence of secured indebtedness in favor of Term Loan Lender (as hereinafter defined) and make certain amendments to the Loan Agreement; and

         WHEREAS, by this Amendment No. 4, Agent, Lenders, Borrowers and Guarantors desire and intend to evidence such consent and amendments.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:


1. Definitions.

                  (a) Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, each such definition.

                           (i) "Amendment No. 4" shall mean Amendment No. 4 to
Second Amended and Restated Loan and Security Agreement, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                           (ii) "Enforcement Action" shall mean the exercise by
Agent in good faith and in a commercially reasonable manner of any of its material enforcement rights and remedies as a secured creditor hereunder or under the other Financing Agreements, applicable law or otherwise, in respect of the Term Loan Priority Collateral, at any time following the occurrence of a Triggering Event (including, without limitation, the demand for the immediate payment of all or any portion of the Obligations arising pursuant to the Term Loan, the solicitation of bids from third parties to conduct the liquidation of the Term Loan Priority Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers or other third parties for the purposes of valuing, marketing, promoting and selling the Term Loan Priority Collateral, the opposition of the sale of assets constituting Term Loan Priority Collateral in any bankruptcy or insolvency proceeding, the commencement of any action to foreclose on the security interests or liens of Agent in all or any material portion of the Term Loan Priority Collateral or commencement of any legal proceedings or actions against any Borrower or Guarantor or with respect to all or any portion of the Term Loan Priority Collateral).

                           (iii) "Fixed Charge Coverage Ratio" for any period
shall mean the ratio of (A) EBITDA of Huffy and its Subsidiaries for such period to (B) Fixed Charges of Huffy and its Subsidiaries for such period.

                           (iv) "Fixed Charges" for any period shall mean the
sum of, without duplication, (A) all Interest Expense, (B) all scheduled (as determined at the beginning of the respective period) mandatory principal payments (excluding payments in respect of the Revolving Loans and the Term
Loan) made by Huffy or its Subsidiaries during such period, (C) all cash payments of income taxes made by Huffy and its Subsidiaries during such period, including any payments made pursuant to any tax sharing arrangements by and among Huffy and its Subsidiaries, but excluding the amount of any tax refunds received during such period, and (D) all Capital Expenditures.

                           (v) "Revolving Loan Commitment" shall mean, at any
time, as to each US Lender or Canadian Lender, the principal amount set forth below such Lender's signature on the signatures pages hereof designated as its Commitment or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender thereunder in accordance with the provisions of Section 13.6 hereof, as the same may be adjusted from time to time in accordance with the terms thereof; sometimes being collectively referred to as the "Revolving Loan Commitments".

                           (vi) "Revolving Loan Lender" shall mean a US Lender
or a Canadian Lender with a Revolving Loan Commitment; sometimes being collectively referred to as the "Revolving Loan Lenders".

                           (vii) "Revolving Loans" shall mean the loans now or
hereafter made by or on behalf of any Revolving Loan Lender or by Agent for the ratable account of any Revolving Loan Lender on a revolving basis pursuant to the Credit Facility (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

                           (viii) "Revolving Loan Priority Collateral" shall
mean all Collateral other than the Term Loan Priority Collateral.

                           (ix) "Term Loan" shall mean the term loan made by
Term Loan Lender to or for the benefit of Canadian Borrower as set forth in
Section 2 of Amendment No. 4 and which shall be in addition to the Revolving Loans which may be made by Lenders to Borrowers pursuant to Section 2.1 hereof. The Term Loan shall not be deemed either a Prime Rate Loan or a Eurodollar Rate Loan.

                           (x) "Term Loan Commitment" shall mean $15,000,000,
which commitment shall terminate upon the funding of the Term Loan.

                           (xi) "Term Loan Fee Letter" shall mean the letter
agreement, dated of even date herewith, by and among Borrowers, Guarantors and Agent, setting forth certain fees payable by Borrower to Agent for the benefit of Term Loan Lender, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                           (xii) "Term Loan Lender" shall mean Ableco Finance
LLC, a Delaware limited liability company, together with its successors and assigns.

                           (xiii) "Term Loan Priority Collateral" shall mean the
now owned or hereafter arising or acquired trademarks, tradenames, tradestyles, trademark and servicemark applications of Borrowers and Guarantors, whether or not registered, and licenses and rights to use any of the foregoing, and all extensions, renewals, reissues, divisions, continuations and continuations-in-part of any of the foregoing, including any goodwill associated with any trademark or the license of any trademark, and the identifiable proceeds thereof; provided, however, that for the


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avoidance of doubt, in no event shall Term Loan Priority Collateral include
Inventory (or other goods of Borrowers, Guarantors or any other Obligor) or the proceeds and products thereof.

                           (xiv) "Triggering Event" shall mean one or more of
the following events: (A) the occurrence and continuance of an Event of Default under Section 10.1(a)(i) hereof with respect to any Borrower's failure to pay any of the Obligations arising pursuant to the Term Loan (including principal, interest, fees and expenses attributable thereto); (B) the occurrence and continuance of an Event of Default under Section 10.1(g) or 10.1(h) hereof; (C) an Event of Default resulting from a violation of Section 9.24 hereof; or (D) the occurrence of any other Event of Default and the acceleration by Agent of the payment of all or any portion of the Obligations.

                  (b) Amendment to Definitions.

                           (i) All references to the term "Canadian Credit
Facility" herein and in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean the loans and letter of credit accommodations now or hereafter made by or on behalf of, or provided by or on behalf of, Canadian Lender to or for the benefit of Canadian Borrower on a revolving basis pursuant to Sections 2.1(b) and 2.2(b) of the Loan Agreement.

                           (ii) All references to the term "Canadian Dollar
Loans" herein and in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean any Revolving Loans or portion thereof which are denominated in Canadian Dollars.

                           (iii) All references to the term "Commitments" herein
and in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean the Revolving Loan Commitments and the Term Loan Commitment.

                           (iv) All references to the term "Excess Availability"
herein and in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean, as to each Borrower, the US Dollar Equivalent of the amount, as determined by Agent, calculated at any time, equal to: (A) the Borrowing Base of such Borrower, minus (B) the sum of: (1) the amount of all then outstanding and unpaid Obligations of such Borrower (other than (x) pursuant to its guarantee of the Obligations of the other Borrowers and (y) in respect of the Term Loan), plus (2) the aggregate amount of all trade payables and other obligations of such Borrower which are more than sixty (60) days past due as of such time.

                           (v) All references to the term "Financing Agreements"
herein and in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, this Amendment No. 4 and the Term Loan Fee Letter.

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                           (vi) All references to the term "Interest Rate"
herein, in the Loan Agreement and in the other Financing Agreements shall be deemed and each such reference is hereby amended to mean:

                                   (A) Subject to clauses (B) and (C) of this
definition below:

                                           (1) as to US Prime Rate Loans, a rate
equal to the Applicable Margin on a per annum basis in excess of the US Prime Rate,

                                           (2) as to Canadian Prime Rate Loans,
a rate equal to the Applicable Margin on a per annum basis in excess of the Canadian Prime Rate, and

                                           (3) as to Eurodollar Rate Loans, a
rate equal to the Applicable Margin on a per annum basis in excess of the Adjusted Eurodollar Rate (in each case, based on the Eurodollar Rate applicable for the Interest Period selected by a Borrower (or on its behalf by Huffy) as in effect three (3) Business Days after the date of receipt by Agent of the request by or on behalf of such Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to such Borrower or Huffy).

                                           (4) as to the Term Loan, a rate equal
to seven (7%) percent per annum in excess of the greater of (x) the rate from time to time publicly announced by JP MorganChase Bank, N.A., or its successors, as its prime rate and (y) three and three-quarters (3.75%) percent per annum.

                                   (B) Subject to clause (C) of this definition
below, the Interest Rate payable by each Borrower shall be increased or decreased to reflect changes in the US Prime Rate, the Canadian Prime Rate or the Adjusted Eurodollar Rate, as the case may be, as of the first day of each month (commencing with the month beginning October 1, 2002).

                                   (C) Notwithstanding anything to the contrary
set forth in clauses (A) and (B) above, the Applicable Margin otherwise used to calculate the Interest Rate for US Prime Rate Loans and Eurodollar Rate Loans and Canadian Prime Rate Loans shall be the highest percentage set forth in the definition of the term Applicable Margin for each category of Revolving Loans (without regard to the amount of Excess Availability) plus two (2%) percent per annum, at Agent's option and, at Term Loan Lender's option, the Interest Rate for the Term Loan shall be at the rate set forth in clause (A)(4) above plus two (2%) percent per annum, in each case, after notice from Agent to Borrowers (which in the case of the Term Loan shall be given promptly after Agent receives a request therefor from Term Loan Lender), (x) for the period from and after the date of termination or non-renewal hereof until Agent and Lenders have received full and final payment of all Obligations (notwithstanding entry of a judgment against a Borrower) and from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Agent, and (y) on Revolving Loans to any Borrower at any time outstanding in excess of the Borrowing Base of such Borrower (whether or not such excess(es), arise or are made with or without Agent's or any Lender's knowledge or consent and whether made before or after an Event of Default).

                           (vii) All references to the term "Lenders" herein and
in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean, collectively, the Revolving Loan Lenders and the Term Loan Lender (sometimes being referred to individually as a "Lender"), except that for purposes of Sections 1.15, 1.63, 1.125, 2.1, 2.2, 2.3, 2.4, 6.5(a), 6.5(b), 6.12, 12.8 and 13.1(b) all references to the term
"Lenders" in such Sections shall be deemed and each such reference is hereby amended to mean the Revolving Loan Lenders.

                           (viii) All references to the term "Loans" in the Loan
Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean the Revolving Loans and the Term Loan (sometimes referred to individually as a "Loan"), except that for purposes of Sections 1.15, 1.125, 2.1, 2.2, 2.3, 2.4, 6.5(a), 6.5(b), 6.12 and 12.8, all
references to the term "Loans" in such Sections and each such reference is hereby amended to mean the Revolving Loans; provided, that, the reference to "Lenders" in clause (b) of the proviso of Section 12.8 shall be deemed to mean the Revolving Loan Lenders and the Term Loan Lender.

                           (ix) All references to the term "Obligations" herein
and in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, the present and future obligations, liabilities and indebtedness of Borrowers in respect of the Term Loan.

                           (x) All references to the term "US Credit Facility"
herein and in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean the loans and letter of credit accommodations now or hereafter made by or on behalf of, or provided by or on behalf of, any US Lender to or for the benefit of any US Borrower on a revolving basis pursuant to Sections 2.1(a) and 2.2(a) of the Loan Agreement.

                           (xi) All references to the term "US Dollar Loans"
herein and in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean any Revolving Loans or portion thereof which are denominated in US Dollars.

                           (xii) All references to the term "US Lenders" herein
and in the Loan Agreement and the other Financing Agreements shall be deemed and each such reference is hereby amended to mean, collectively, the Revolving Loan Lenders with Revolving Loan Commitments with respect to the US Credit Facility; sometimes being referred to herein individually as a "US Lender".

                  (c) Interpretation. For purposes of this Amendment No. 4, unless otherwise defined herein, all capitalized terms used herein which are defined in the Loan Agreement shall have the respective meanings given to such terms in the Loan Agreement.

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         2.  Term Loan.

                  (a) Subject to and upon the terms and conditions contained herein and in the other Financing Agreements, Term Loan Lender shall, contemporaneously herewith, make the Term Loan to Canadian Borrower in the original principal amount of $15,000,000. Canadian Borrower promises to repay the Term Loan to the Term Loan Lender in accordance with this Amendment No. 4. The Term Loan is (i) to be repaid, together with interest and other amounts, in accordance with Section 6.4 of the Loan Agreement and the provisions of this
Section 2 of Amendment No. 4 and the other Financing Agreements; and (ii) secured by all of the Collateral.

                  (b) Unless sooner demanded by Agent in accordance with the terms of the Loan Agreement or the other Financing Agreements or otherwise payable earlier in accordance with the terms of the Loan Agreement, all outstanding and unpaid Obligations arising pursuant to the Term Loan (including without limitation, principal, interest, fees, costs, expenses and other charges in respect thereof payable by any Borrower to Agent and Term Loan Lender) shall automatically, without notice or demand, be absolutely and unconditionally due and payable on March 14, 2008 (the "Term Loan Repayment Date"). Interest shall accrue and be due, until and including the next Business Day, if any amount paid by any Borrower to the bank account designated by Agent for such purpose is received in such bank account later than 12:00 noon, Chicago time.

                  (c) All interest charges related to the Term Loan shall be calculated based upon the applicable Interest Rate, computed as provided in the Loan Agreement and paid monthly to Agent on the first day of each calendar month, or at Agent's option, charged to Borrower's account(s) maintained by Agent as of the first day of each calendar month.

         3. Eurodollar Rate. Section 1.56 of the Loan Agreement is hereby amended by deleting the term "Lender" in such Section and substituting the term "Agent" therefor.

         4. Revolving Loan Facility. Section 2.1(c) of the Loan Agreement is hereby amended by adding the clause "or the aggregate amount of Revolving Loans, Letter of Credit Accommodations and the Term Loan exceeds $90,000,000," after the reference to "Maximum Credit" in such Section.

         5. Letter of Credit Accommodations. Section 2.2(b) of the Loan Agreement is hereby amended to add the clause "(other than Term Loan Lender)" after each reference to "Required Lenders" in such Section.

         6. Maximum Credit; Inventory Loan Limit. Section 2.4 of the Loan Agreement is hereby amended by adding the clause"; and (f) the aggregate amount of Revolving Loans, Letter of Credit Accommodations and the Term Loan outstanding at any time shall not exceed $90,000,000" at the end thereof.

         7. Interest. Sections 3.1(a) and 3.1(d) of the Loan Agreement are hereby amended to add the clause "and Term Loan Lender" after each reference to "US Lenders" in such Sections.

         8. Changes in Laws and Increased Costs of Loans. Section 3.2(b) of the Loan Agreement is hereby amended to add the clause "(other than Term Loan Lender)" after each reference to "Required Lenders" in such Section.

         9. Interest and Fees. Section 3.3 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                  "Borrowers agree to pay to Agent for the benefit of Lenders the fees and other amounts set forth in the Fee Letter and the Term Loan Fee Letter in the amounts and at the times specified therein."

         10. Security Interest.

                  (a) Section 5.1 of the Loan Agreement is hereby amended by deleting the text thereof through and including the clause "collectively, the "Collateral")" and substituting the following therefor:

                  "To secure payment and performance of all of its Obligations and those of each other Borrower and Guarantor, each US Company hereby grants to Agent, for itself and the ratable benefit of Lenders, and as agent for Canadian Lender, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Agent, for itself and the ratable benefit of Lenders, as security, and each Canadian Company and Gen-X Swiss, to secure payment and performance of their respective Obligations and those of each other Borrower and Guarantor which is not a US Company, hereby grants to Canadian Lender, for itself and the benefit of Term Loan Lender, a continuing security interest in, a lien upon, and a right of setoff against, and hereby assigns to Canadian Lender, for itself and the benefit of Term Loan Lender, all personal and real property and fixtures and interests in property and fixtures of each such Borrower and Guarantor, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security to secure such Obligations at any time granted to or held or acquired by Agent or any Lender, collectively, the "Collateral"):"

                  (b) Section 5.3 of the Loan Agreement is hereby amended by adding the following sentence at the end thereof:

                  "Each Canadian Company and Gen-X Swiss acknowledge and agree that, notwithstanding anything to the contrary in this Agreement or any other Financing Agreement, the security interests, liens and collateral assignments granted to Canadian Lender are deemed to be granted to Canadian Lender for itself and on behalf of Term Loan Lender."

         11. Payments.

                  (a) Section 6.4(b) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                  (b) Except as otherwise provided with respect to Defaulting Lenders, aggregate principal payments and interest payments shall be apportioned ratably among the Lenders (according to their applicable Pro Rata Shares) and payments of the fees (other than fees designated for Agent's sole and separate account and fees otherwise payable in accordance with the Fee Letter and the Term Loan Fee Letter) shall, as applicable, be apportioned ratably among the Lenders. So long as no Triggering Event shall exist or have occurred and be continuing, Agent shall apply payments received or collected from any Borrower or any Guarantor or for the account of any Borrower or any Guarantor as follows:

                           (i) first, to the payment in full of all costs,
                  expenses and other charges (but not fees) of Agent payable by any Borrower under the Financing Agreements and all indemnities payable by any Borrower under the Financing Agreements then due to Agent;

                           (ii) second, to the payment in full of all costs,
                  expenses and other charges (but not fees) of Lenders payable by any Borrower under the Financing Agreements and all indemnities payable by any Borrower under the Financing Agreements then due to Lenders;

                           (iii) third, to the payment in full of all fees
                  (including without limitation the early termination fee set forth in Section 13.1(b) hereof) payable by any Borrower under the Financing Agreements then due;

                           (iv) fourth, to the payment in full of all interest
                  (including post-petition interest) then due in respect of the Revolving Loans;

                           (v) fifth, to the payment in full of all interest
                  (including post-petition interest) then due in respect of the Term Loan;

                           (vi) sixth, to the payment of the principal of the
                  Revolving Loans until paid in full;

                           (vii) seventh, to the payment of the principal of the
                  Term Loan until paid in full;

                           (viii) eighth, to the payment any other Obligations
                  until paid in full; and

                           (ix) ninth, to any Borrower or such other Person as
                  may be lawfully entitled thereto.

                  (c) If a Triggering Event shall exist or have occurred and be continuing, proceeds of Revolving Loan Priority Collateral shall be applied as follows:

                           (i) first, to the payment in full of the expenses for
                  the collection and enforcement of the Obligations in respect of the Revolving Loans and for the protection, preservation or sale, disposition or other realization upon the Revolving Loan Priority Collateral, including all expenses, liabilities and advances incurred or made by or on behalf of Agent, in connection therewith (including attorneys' fees and legal expenses and other expenses of Agent);

                           (ii) second, to the payment in full of the
                  Obligations (and including cash collateral for outstanding Letter of Credit Accommodations in an amount equal to one hundred ten (110%) percent of the aggregate undrawn amount thereof) in respect of the Revolving Loans (including principal, interest (including post-petition interest), fees (including without limitation the early termination fee set forth in Section 13.1(b) hereof) and expenses attributable thereto);

                           (iii) third, to the payment in full of the
                  Obligations in respect of the Term Loan (including principal, interest (including post-petition interest), fees and expenses attributable thereto);

                           (iv) fourth, to pay any other Obligations until paid
                  in full; and

                           (v) fifth, to any Borrower or such other Person as
                  may be lawfully entitled thereto.

                  (d) If a Triggering Event shall exist or have occurred and be continuing, proceeds of Term Loan Priority Collateral shall be applied as follows:

                           (i) first, to the payment in full of the expenses for
                  the collection and enforcement of the Obligations in respect of the Term Loan and for the protection, preservation or sale, disposition or other realization upon the Term Loan Priority Collateral, including all expenses, liabilities and advances incurred or made by or on behalf of Agent in connection therewith (including attorneys' fees and legal expenses and other Agent's expenses);

                           (ii) second, to the payment in full of the
                  Obligations in respect of the Term Loan (including principal, interest (including post-petition interest), fees and expenses attributable thereto);

                           (iii) third, to the payment in full of the
                  Obligations (and including cash collateral for outstanding Letter of Credit Accommodations in an amount equal to one hundred ten (110%) percent of the aggregate undrawn amount thereof) in respect of the Revolving Loans (including principal, interest (including post-petition interest), fees (including without limitation the early termination fee set forth in Section 13.1(b) hereof) and expenses attributable thereto);

                           (iv) fourth, to pay any other Obligations until paid
                  in full; and

                           (v) fifth, to any Borrower or such other Person as
                  may be lawfully entitled thereto.

                  (b) Section 6.4 of the Loan Agreement is hereby amended to redesignate Section 6.4(c) as Section 6.4(e).

         12. Mandatory Prepayments.

                  (a) Section 6.5(a) of the Loan Agreement is hereby amended by adding the clause "or the aggregate amount of Revolving Loans, Letter of Credit Accommodations and the Term Loan exceeds $90,000,000" after the reference to "Maximum Credit" in such Section.

                  (b) Notwithstanding Section 6.5(d) of the Loan Agreement or any provision of the other Financing Agreements to the contrary:

                           (i) a Business Unit Sale or the sale of any Term Loan
Priority Collateral shall require the prior written consent of Term Loan Lender; provided, however, that if no Event of Default or act, condition or event which, with notice, passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, the consent of Term Loan Lender shall not be required in the case of a Business Unit Sale in respect of HSFI.

                           (ii) The Net Available Proceeds of any Business Unit
Sale in respect of HSFI shall be applied as follows:

                                   (A) first, to the payment in full of the
expenses of such sale of Agent or any Lender, including all expenses, liabilities and advances incurred or made by Agent or such Lender in connection therewith (including reasonable attorneys' fees and legal expenses); and

                                   (B) second, to the extent such Net Available
Proceeds constitute proceeds of Revolving Loan Priority Collateral, to the payment of the Obligations in respect of the Revolving Loans in whatever manner and order Agent chooses in accordance with the provisions of this Agreement and applicable law (or to be held as cash collateral in respect of the Obligations in respect of the Revolving Loans constituting contingent obligations of Debtors) up to an amount equal to the greater of (A) the Borrowing Base of HSFI or (B) the amount of the Obligations owing by HSFI;

                                   (C) third, to the payment of the Obligations
in respect of the Term Loan up to $5,000,000; and

                                   (D) fourth, to Borrowers.

         13. Net Worth. Section 9.22 of the Loan Agreement is amended by replacing the reference to "$50,000,000" therein with the following:

         "(a) from the date of Amendment No. 4 through and including December 31, 2003, $60,000,000 and (b) from January 1, 2004 and at all times thereafter, $62,500,000"

         14. EBITDA. Section 9 of the Loan Agreement is amended by adding the following Section 9.23 at the end thereof:

1.

                  "9.23 EBITDA. As of the last day of each fiscal quarter of Huffy as set forth below, the EBITDA of Huffy and its Subsidiaries for the immediately preceding four (4) consecutive fiscal quarters (treated as a single accounting period) shall be not less than the amount indicated for such date as set forth on Exhibit A hereto. For purposes of this Section 9.23, the calculation of EBITDA shall be made without taking account of any scheduled payments by Borrowers made in respect of the settlement of certain claims against Washington Inventory Service, formerly an Affiliate of Huffy (the "WIS Payments").

         15. Fixed Charge Coverage Ratio. Section 9 of the Loan Agreement is amended by adding the following Section 9.24 at the end thereof:

1.
                  "9.24 Fixed Charge Coverage Ratio. As of the last day of each month as set forth below, the Fixed Charge Coverage Ratio of Huffy and its Subsidiaries for the period indicated below with respect to such month shall be not less than the ratio set forth below with respect thereto:

              Month and Period Ending                              Ratio
              1 month ending March 31, 2003                        1:1
              2 months ending April 30, 2003                       1:1
              3 months ending May 31, 2003                         1:1
              4 months ending June 30, 2003                        1:1
              5 months ending July 31, 2003                        1:1
              6 months ending August 31, 2003                      1:1
              7 months ending September 30, 2003                   1:1
              8 months ending October 31, 2003                     1:1
              9 months ending November 30, 2003                    1:1
              10 months ending December 31, 2003                   1:1
              11 months ending January 31, 2004                    1:1
              12 months ending February 29, 2004                   1:1
              Each 12 month period ending on the last day of
              each month thereafter                                1:1

         For purposes of this Section 9.24, the Fixed Charge Coverage Ratio shall be determined without taking account of any WIS Payments.

         16. Remedies. Section 10.2 of the Loan Agreement is amended by adding the following subsection (j) at the end thereof:

                  "(j) Notwithstanding anything to the contrary contained herein, except as Term Loan Lender shall otherwise agree, Agent shall demand payment of the Obligations in respect of the Term Loan and commence and pursue such other Enforcement Actions as Term Loan Lender requests that Agent take within fifteen (15) Business Days (except that with respect to Events of Default described in Sections 10.1(g) and 10.1(h) the foregoing fifteen Business Day period shall not apply) after the date of the receipt by Agent of written notice executed and delivered by Term Loan Lender of a Triggering Event and requesting that Agent commence Enforcement Actions, provided, that, (i) such Triggering Event has not been waived or cured, (ii) in the good faith determination of Agent, taking an Enforcement Action is permitted under the terms of this Agreement and applicable law, (iii) taking an Enforcement Action shall not result in any liability of Agent or Lenders to any Borrower, any Obligor or any other person, (iv) Agent shall be entitled to all of the benefits of Section 12 hereof, and (v) Agent shall not be required to take an Enforcement Action so long as within the period provided above, Agent shall, at its option and upon notice to Borrowers, either (A) appoint Term Loan Lender as an agent of Agent for purposes of exercising the rights of Agent to take an Enforcement Action, or (B) resign as Agent and Term Loan Lender shall automatically be deemed to be the successor Agent hereunder for purposes hereof, except with respect to the provisions of Section 2 hereof and except in connection with all matters relating to the determination of the Borrowing Base and each of its components (including, without limitation, Eligible Inventory, Eligible Accounts, Eligible Primary Inventory, Eligible Slow Moving Inventory, Reserves and receiving reports in respect of Collateral and conducting field examinations with respect to the Collateral and similar matters).

         17. Amendments and Waivers.

                  (a) Section 11.3(b) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

                  "(b) Neither this Agreement nor any other Financing Agreement nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by Agent and the Required Lenders, and as to amendments to any of the Financing Agreements (other than with respect to any provision of Section 12 hereof), by Borrowers; except, that, no such change, waiver, discharge or termination shall:

                           (i) extend the Final Maturity Date without the
                  consent of Agent and all Lenders,

                           (ii) reduce the interest rate or any fees or the
                  extension of the time of payment of interest or any fees or reduction in the principal amount of any Loan or Letter of Credit Accommodations, in case without the consent of each Lender directly affected thereby,

                           (iii) increase the Commitment of any Lender over the
                  amount thereof then in effect or provided hereunder (it being understood that a waiver of any Event of Default shall not constitute a change in the terms of any Commitment of any Lender), in each case without the consent of each Lender directly affected thereby,

                           (iv) release any Collateral (except as expressly
                  required by the Financing Agreements and except as permitted under Section 12.11(b) hereof) or subordinate the liens of Agent for the benefit of Lenders, without the consent of Agent and all Lenders,

                           (v) amend, modify or waive: (A) the terms of the
                  following definitions or any provisions relating thereto:
                  Eligible Accounts, Eligible Inventory, Enforcement Action, Excess Availability, Final Maturity Date, Maximum Credit, Revolving Loan Priority Collateral, Term Loan Priority Collateral, Term Loan, Term Loan Commitment, Term Loan Lender or Triggering Event or (B) any provision of this Section 11.3, in each case without the consent of each Lender directly affected thereby,

                           (vi) reduce any percentage specified in the
                  definition of Required Lenders without the consent of Agent and all Lenders,

                           (vii) consent to the assignment or transfer by any
                  Borrower of any of its rights and obligations under this Agreement without the consent of Agent and all Lenders,

                           (viii) amend, modify or waive: (A) the terms of the
                  following definitions or any provisions relating thereto:
                  Fixed Charge Coverage Ratio or Fixed Charge or (B) any provision of Section 9.24, in each case without the consent of Term Loan Lender, or

                           (ix) increase the advance rates constituting part of
                  any Borrowing Base without the consent of all Lenders, except that the consent of Term Loan Lender shall not be required in the case of any increase in the advance rates constituting part of any Borrowing Base, which increase is the result of an improvement in the valuation of Inventory reflected in any appraisal of Inventory obtained by or provided to Agent pursuant to this Agreement.

         18. Collateral Matters. Section 12.11(b)(iv) of the Loan Agreement is deleted in its entirety and replaced with the following:

1.

                  "(iv) having a value of less than $2,000,000 and which does not include any Term Loan Priority Collateral"

         19. The Agent. Section 12 of the Loan Agreement is hereby amended by adding the following Section 12.14 at the end thereof:

                  "12.14 Term Loan Lender as Successor Agent. In the event that all Obligations other than in respect of the Term Loan are fully and finally paid and satisfied, Agent may, and agrees that it shall, promptly appoint Term Loan Lender as successor agent hereunder; provided, that, Term Loan Lender shall have provided to Agent an indemnity with respect to claims and liabilities arising after Term Loan Lender becomes the Agent, in form and substance satisfactory to Agent and its counsel".

         20. Term. Section 13.1(b) of the Loan Agreement is hereby amended by adding the clause "of the Maximum Credit" after each reference to "percent" in such Section.

         21. Assignments, Participations. Section 13.6(a)(i) of the Loan Agreement is hereby amended by adding the clause "to a fund or account managed by a Lender or an Affiliate of a Lender" at the end thereof.

         22. Rights of Use of Term Loan Priority Collateral. Term Loan Lender agrees that Agent may use (but not sell or otherwise dispose of) the Term Loan Priority Collateral to the extent Agent deems it necessary or desirable in connection with the exercise of its rights and remedies pursuant to the Loan Agreement, the Uniform Commercial Code or applicable law, for the purpose of selling or otherwise disposing of, or dealing with, any assets of any Obligor. The use by Agent of the Term Loan Priority Collateral shall not constitute an assumption by Agent or any Revolving Loan Lender of any obligations of any Obligor to Term Loan Lender or to any other person. The rights granted by Term Loan Lender to Agent hereunder shall be irrevocable and shall continue without charge until the earlier of the final payment and satisfaction in full of the Obligations in respect of the Revolving Loans and 180 days after the first to occur of the exercise of any Enforcement Action by Agent for and on behalf of Term Loan Lender or the acceleration by Agent of the payment of all or any portion of the Obligations.

         23. Special Availability Reserve. Without limiting any other rights or remedies of Agent under the Loan Agreement or any of the other Financing Agreements with respect to the establishment of reserves or otherwise, Agent may at any time on or after the date of Amendment No. 4 establish a special availability reserve up to the amount of $2,500,000.

         24. Amendment Fee. In addition to all other fees, charges, interest and expenses payable by Borrowers to Agent, Borrowers shall pay to Agent for the ratable benefit of Revolving Loan Lenders a fee for entering into this Amendment in an amount equal to $200,000, which fee is fully earned as of the date hereof and due and payable on the date hereof, and which Agent may, at its option, charge directly to the loan account(s) of Borrowers.

         25. Representations and Warranties. In addition to the continuing representations, warranties and covenants hereafter made by Borrowers or Guarantors to Agent and Lenders pursuant to the other Financing Agreements, Borrowers and Guarantors, jointly and severally, hereby represent, warrant and covenant with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of any Loans by Agent or any Lender to Borrowers:

                  (a) This Amendment No. 4 has been duly authorized, executed and delivered by each Borrower and Guarantor and is in full force and effect as of the date hereof and the agreements and obligations of each Borrower and Guarantor contained herein constitute legal, valid and binding obligations of each Borrower and Guarantor enforceable against each of them in accordance with their terms.

                  (b) No action of, or filing with, or consent of any Governmental Authority, and no approval or consent of any other party, is or will be required to authorize, or is or will be otherwise required in connection with, the execution, delivery and performance of this Amendment No. 4.

                  (c) None of the transactions contemplated by this Amendment No. 4 violate or will violate any applicable law or regulation, or do or will give rise to a default or breach under any agreement to which any Borrower or Guarantor is a party or by which any property of any Borrower or Guarantor is bound.

                  (d) No Event of Default exists or has occurred as of the date of this Amendment No. 4.

                  (e) The security interests in and liens of Agent and Lenders upon all assets and properties of Borrowers and Guarantors are and shall continue to be in full force and effect.

         26. Conditions Precedent. The effectiveness of the amendments contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

                  (a) no Event of Default shall have occurred and be continuing and no event shall have occurred or condition be existing and continuing which, with notice or passage of time or both, would constitute an Event of Default;

                  (b) Agent shall have received an original of this Amendment No. 4 and the Term Loan Fee Letter, each duly authorized, executed and delivered by Borrowers and Guarantors; and

                  (c) after giving effect to this Amendment No. 4 and the transactions contemplated hereby (including, without limitation, the payment of fees and expenses associated herewith and the WIS Payments made on or about the date hereof) the aggregate Excess Availability of Borrowers shall be not less than $10,000,000.

         27.  Term Loan Lender Purchase Option.

                  (a) On or after the occurrence of an Event of Default, and for so long as the same is continuing, Agent shall give Term Loan Lender and Huffy three (3) Business Days prior notice of the intent of Agent and Required Lenders to approve or consent to the acceleration of the Obligations or the commencement of foreclosure on a material portion of the Collateral or the exercise by Agent of any of its rights to sell or otherwise dispose of any material portion of the Collateral (the "Acceleration Notice") unless, in the good faith judgment of Agent, the giving of such Acceleration Notice will have an adverse effect upon the Collateral or the collection of the Obligations ("Exigent Circumstances") in which case the Acceleration Notice shall be given concurrently with such acceleration or other action. Term Loan Lender shall have the option at any time after the receipt of the Acceleration Notice, upon five (5) Business Days' prior written notice to Agent (or, in Exigent Circumstances, immediately upon Term Loan Lender's receipt of such Acceleration Notice) to purchase from Agent and Lenders all of the Obligations other than Obligations in respect of the Term Loan (the "Purchased Obligations"). Such notice from Term Loan Lender to Agent with respect to the purchase of the Purchased Obligations shall be irrevocable.

                  (b) On the date specified by Term Loan Lender in such notice (which shall not be less than five (5) Business Days, nor more than twenty (20) days, after the receipt by Agent of the notice from Term Loan Lender of its election to exercise such option, the "Closing Date"), Agent and Lenders shall, subject to any required approval of any court or other regulatory or governmental authority then in effect, if any, and sell to Term Loan Lender and Term Loan Lender shall purchase from Revolving Loan Lenders the Purchased Obligations pursuant to an Assignment and Acceptance. Each Revolving Loan Lender hereby represents and warrants that, as of the date hereof, no such approval of any court or other regulatory or governmental authority is required for such sale to Term Loan Lender of the Purchased Obligations owing to it. In the event that Term Loan Lender shall send to Agent the irrevocable notice of Term Loan Lender's intention to exercise the purchase option given by Agent to Term Loan Lender under this Section 27, Agent and Lenders shall not approve or consent to commence any foreclosure or other action to sell or otherwise realize upon the Collateral; provided, that, the purchase and sale with respect to the Purchased Obligations provided for herein shall have closed on or before the Closing Date and Agent and Lenders shall have received final payment in full of the Obligations as provided for herein on or before the Closing Date.

                  (c) Upon the date of such purchase and sale, Term Loan Lender shall (i) pay to Agent for the account of Agent and Revolving Loan Lenders as the purchase price therefor the full amount of all the Obligations (excluding all amounts attributable to the Term Loan) then outstanding and unpaid, including principal, interest, fees and expenses and shall furnish cash collateral to Agent, for the ratable benefit of Revolving Loan Lenders, in such amounts as Agent determines are reasonably necessary to secure Agent and Revolving Loan Lenders from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Agent and Revolving Loan Lenders have not yet received final and indefeasible payment, but not including the early termination fee which shall be subject to clause (ii) below, and (ii) agree to pay to Agent for the account of the Revolving Loan Lenders the share of the early termination fee that would otherwise have been payable to each Lender based on its Pro Rata Share of the Revolving Loans pursuant to Section 13.1(b) of the Loan Agreement within three
(3) Business Days after
the receipt thereof, provided, that, (A) the effective date of termination occurs within one-hundred eighty (180) days after the effective date of the purchase of the Obligations by Term Loan Lender and (B) all other Obligations owing to Term Loan Lender have been paid to Term Loan Lender. Term Loan Lender acknowledges, confirms and agrees that it will not consent to or approve any amendment, modification or waiver of the provisions of Section 13.1(b) of the Loan Agreement relating to the payment of the early termination fee during the one-hundred eighty (180) day period referred to in clause (A) above without first obtaining the prior written consent of Agent (which provision shall survive the termination hereof).

                  (d) Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of Agent as Agent may designate in writing to Term Loan Lender for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by Term Loan Lender to the bank account designated by Agent are received in such bank account prior to 12:00 noon, Chicago time and interest shall be calculated to and including such Business Day if the amounts so paid by Term Loan Lender to the bank account designated by Agent are received in such bank account later than 12:00 noon, Chicago time.

                  (e) Such purchase shall be expressly made without representation or warranty of any kind by Agent or any other Lender as to the Obligations, the Collateral or otherwise and without recourse to Agent or any other Lender, except that each Lender shall represent and warrant to Term Loan Lender, severally and not jointly, as to the Obligations owing to such Lender:
(i) the amount of the Obligations owing to such Lender being purchased as reflected in the books and records of such Lender (but without representation or warranty as to the collectibility, validity or enforceability thereof), (ii) that such Lender owns the Obligations owing to it free and clear of any liens or encumbrances and (iii) the assignment is duly authorized by such Lender. Upon the purchase by Term Loan Lender of the Obligations, Term Loan Lender agrees to indemnify and hold Agent and Lenders harmless from and against all loss, cost, damage or expense (including reasonable attorneys' fees and legal expenses) suffered or incurred by Agent and Lenders arising from or in any way relating to acts or omissions of Term Loan Lender after the purchase. Upon the purchase by Term Loan Lender of the Obligations, Agent may, at its option, resign as Agent and Term Loan Lender shall become Agent.

         28. Effect of this Amendment. Except as expressly set forth herein, no other amendments, consents, changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrowers and Guarantors shall not be entitled to any other or further amendment or consent by virtue of the provisions of this Amendment No. 4 or with respect to the subject matter of this Amendment No. 4. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment No. 4, the provisions of this Amendment No. 4 shall control. The Loan Agreement and this Amendment No. 4 shall be read and construed as one agreement.

         29. Further Assurances; Deliveries. Borrowers, Guarantors and Term Loan Lender shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment

No. 4. Huffy hereby authorizes Term Loan Lender to conduct within thirty (30) days following the date hereof, a valuation of the tangible and intangible assets of Borrowers and Guarantors at Canadian Borrower's expense not to exceed $35,000.

         30. Governing Law. The validity, interpretation and enforcement of this Amendment No. 4 and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by and interpreted and determined in accordance with the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.

         31. Binding Effect. This Amendment No. 4 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

         32. Counterparts. This Amendment No. 4 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 4, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No. 4 by telefacsimile shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 4. Any party delivering an executed counterpart of this Amendment No. 4 by telefacsimile also shall deliver an original executed counterpart of this Amendment No. 4, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 4 as to such party or any other party.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be executed on the day and year first written.

                                   BORROWERS:
                                   ---------

HUFFY CORPORATION                                         HUFFY SERVICE FIRST, INC.

By:  /s/ Robert W. Lafferty                               By:  /s/ Robert W. Lafferty
   ----------------------------------------------            -----------------------------------

Title:  Vice President - Finance                          By:  Treasurer
      -------------------------------------------            -----------------------------------
           Chief Financial Officer and Treasurer


AMERICAN SPORTS DESIGN                                    GEN-X SPORTS INC.
COMPANY

By:  /s/ Robert W. Lafferty                               By:  /s/ Robert W. Lafferty
   ----------------------------------------------            -----------------------------------

Title:  Vice President and Treasurer                      By:  Vice President and Treasurer
      -------------------------------------------            -----------------------------------


GEN-X SPORTS CANADA INC.

By:  /s/ Robert W. Lafferty
   ----------------------------------------------

Title:  Treasurer
      -------------------------------------------



                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

GUARANTORS:

HUFCO-DELAWARE COMPANY                       HUFFY RISK MANAGEMENT, INC.

By:  /s/ Robert W. Lafferty                  By:  /s/ Robert W. Lafferty
   ---------------------------------            -------------------------------

Title:  Treasurer                            By:  Vice President - Finance
      ------------------------------            -------------------------------


HUFFY SPORTS, INC.                           HCAC, INC.

By:  /s/ Robert W. Lafferty                  By:  /s/ Robert W. Lafferty
   ---------------------------------            -------------------------------

Title:  Treasurer                            By:  Treasurer
      ------------------------------            -------------------------------


TOMMY ARMOUR GOLF COMPANY                    LAMAR SNOWBOARDS INC.

By:  /s/ Robert W. Lafferty                  By:  /s/ Robert W. Lafferty
   ---------------------------------            -------------------------------

Title:  Treasurer                            By:  Treasurer
      ------------------------------            -------------------------------


GEN-X SPORTS SARL                            GEN-X SPORTS LTD.

By:  /s/ Kenneth J. Finkelstein              By:  /s/ Robert W. Lafferty
   ---------------------------------            -------------------------------

Title:  CFO - Manager                        By:  Treasurer
      ------------------------------            -------------------------------


FIRST TEAM SPORTS, INC.                      HESPELER HOCKEY HOLDING, INC.

By:  /s/ Robert W. Lafferty                  By:  /s/ Robert W. Lafferty
   ---------------------------------            -------------------------------

Title:  Treasurer                            By:  Treasurer
      ------------------------------            -------------------------------


                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]



GEN-X SPORTS OUTLET INC.                       LEHIGH AVENUE PROPERTY
                                               HOLDINGS, INC.


By:  /s/ Robert W. Lafferty                    By:  /s/ Robert W. Lafferty
   -----------------------------------            ----------------------------

Title:  Treasurer                              By:  Treasurer
      --------------------------------            ----------------------------


CREATIVE RETAIL SERVICES, INC.                 CREATIVE RETAIL SERVICES
                                               (CANADA), INC.

By:  /s/ Robert W. Lafferty                    By:  /s/ Robert W. Lafferty
   -----------------------------------            ----------------------------

Title:  Treasurer                              By:  Treasurer
      --------------------------------            ----------------------------


MCCALLA COMPANY

By:  /s/ Robert W. Lafferty
   -----------------------------------

Title:  Treasurer
      --------------------------------


                     [SIGNATURES CONTINUE ON FOLLOWING PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

AGENT:

CONGRESS FINANCIAL CORPORATION
  (CENTRAL), as Agent

By:  /s/ Thomas C. Lannon
   ----------------------------------

Title:  Vice President
      -------------------------------


US LENDER:

CONGRESS FINANCIAL CORPORATION
  (CENTRAL)

By:  /s/ Thomas C. Lannon
   ----------------------------------

Title:  Vice President
      -------------------------------

CANADIAN LENDER:

CONGRESS FINANCIAL CORPORATION
  (CANADA)

By:  /s/ Thomas C. Lannon
   ----------------------------------

Title:  Vice President
      -------------------------------

TERM LOAN LENDER:

ABLECO FINANCE LLC

By:  /s/ Daniel E. Wolf
   ----------------------------------

Title:  Senior Vice President
      -------------------------------

                                    EXHIBIT A
                                       TO
                        AMENDMENT NO. 4 TO SECOND AMENDED
                    AND RESTATED LOAN AND SECURITY AGREEMENT



Fiscal Quarter Ending                               EBITDA
---------------------                               ------

June 30, 2003                                       $ 8,008,000

September 30, 2003                                  $10,150,000

December 31, 2003 and
each fiscal quarter thereafter                      $14,893,000